Exhibit 99.1

PRESS RELEASE

BAUSCH + LOMB TO ACQUIRE ISTA PHARMACEUTICALS

Combination Enhances Bausch + Lomb’s Growing Pharmaceutical Business; Creates Comprehensive Portfolio of Medicines; and Dramatically Expands D&R Pipeline

MADISON, NJ and IRVINE, CA, Monday, March 26 – Bausch + Lomb, the global eye health company, and ISTA Pharmaceuticals, Inc. (NASDAQ: ISTA), today announced that they have signed a definitive agreement under which Bausch + Lomb (“the Company”) will acquire ISTA for $9.10 per share in cash, or a total of approximately $500 million. The transaction, which has been unanimously approved by the boards of directors of both companies, is expected to close in the second quarter of 2012.

Bausch + Lomb’s acquisition of ISTA accelerates the company’s strategy to strengthen its pipeline and marketed products and capabilities. The transaction is expected to drive growth and high performance for the long term.

The combination adds ISTA’s portfolio of industry-proven non-steroidal, anti-inflammatory, allergy, glaucoma and spreading agents to Bausch + Lomb’s robust, complementary portfolio of existing Rx ophthalmology and OTC eye health products. The companies also have complementary development pipelines. ISTA’s pipeline includes candidates in various stages of development to treat various ocular conditions including inflammation and pain, while Bausch + Lomb’s pipeline of pharmaceutical innovations include the first of a new class of ocular anti-inflammatory agents to come along in decades, and a promising approach to reducing intra-ocular pressure in patients with open-angle glaucoma or ocular hypertension.

“ISTA is an excellent strategic fit with Bausch + Lomb’s rapidly growing pharmaceutical business, and this combination represents an important step in Bausch + Lomb’s commitment to becoming the best global eye health company,” said Brent Saunders, president and chief executive officer, Bausch + Lomb. “Because Bausch + Lomb already manufactures nearly all of ISTA’s current U.S. products, our companies have known each other well for many years. We share a strong overlapping customer base in the U.S., a commitment to serving our physicians and patients and a track record of developing meaningful medical advances in eye health. With this combination, we will significantly enhance our pharmaceutical pipeline, nearly doubling the number of mid- to late-stage innovations. We look forward to delivering the benefits of this combination to customers, patients, employees and partners of both companies.”

“Along with the rest of our Board of Directors, I am pleased that the tremendous assets ISTA’s people have created with our products and pipeline have been recognized by Bausch + Lomb, a global leader in eye health, and that we were able to finalize a transaction after a thorough process that delivers shareholders an important return on their investment in ISTA,” said Vicente Anido, Jr., Ph.D., President and Chief Executive Officer of ISTA Pharmaceuticals. “Both companies have a significant commitment to serving the needs of the healthcare industry, eye care professionals and patients alike. ISTA’s portfolio of prescription eye and allergy products is a natural extension of Bausch + Lomb’s pharmaceutical business focus. Together, we create an impressive platform to commercialize new eye care and allergy products already under development.”

The transaction, which is expected to be accretive to Bausch + Lomb’s EBITDA in the first year after close, is subject to regulatory approval and other customary closing conditions, including the approval of ISTA’s shareholders. The companies will continue to operate independently until completion of the transaction.

Bausch + Lomb currently intends to finance the acquisition with a combination of cash on hand and the proceeds of a $350 million incremental term loan facility to be provided under its existing credit facility and available borrowings under its existing revolving credit facilities or, alternatively, to obtain other financing in lieu of the foregoing (provided that Bausch + Lomb intends in all cases to have a combination of cash on hand and committed financing sufficient to finance the acquisition). Bausch + Lomb has obtained commitments for the full amount of the incremental facility from Citigroup Global Markets Inc., JPMorgan Chase Bank, N.A., Credit Suisse AG, Goldman Sachs Bank USA, and Bank of America Merrill Lynch.

This purchase price reflects a 10% premium to the share price as of the market close on March 23, 2012, a 40% premium to the proposal letter ISTA publicly confirmed it received from Valeant Pharmaceuticals and a 134% premium to the share price on December 15, 2011, the trading day prior to ISTA’s announcement of the proposal letter it received from Valeant Pharmaceuticals and the ISTA board’s announcement of its intention to review strategic options.

Goldman, Sachs & Co. served as financial advisor to Bausch + Lomb in this transaction and Cleary Gottlieb Steen & Hamilton LLP served as legal counsel. Greenhill & Co. served as financial advisor to ISTA and Stradling Yocca Carlson & Rauth and WilmerHale LLP served as legal advisors.

About ISTA Pharmaceuticals

ISTA Pharmaceuticals, Inc. is a fast growing and the third largest branded prescription eye care business in the United States with an expanding focus on allergy therapeutics. ISTA currently markets four products, including treatments for ocular inflammation and pain post-cataract surgery, glaucoma and ocular itching associated with allergic conjunctivitis. The Company’s development pipeline contains additional candidates in various stages of development to treat dry eye, ocular inflammation and pain, and nasal allergies. Headquartered in Irvine, California, ISTA generated revenues of $160 million in 2011. For additional information about ISTA, please visit the corporate website at www.istavision.com.

About Bausch + Lomb

Bausch + Lomb is one of the best-known and most respected healthcare companies in the world. Its core businesses include contact lenses and lens care products, ophthalmic surgical devices and instruments, and ophthalmic pharmaceuticals. Founded in 1853, the company is headquartered in Rochester, N.Y., and employs roughly 11,000 people worldwide. Its products are available in more than 100 countries. More information is available at www.bausch.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

ISTA plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about ISTA, Bausch + Lomb, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by ISTA through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from ISTA by contacting Investor Relations at 949-789-3159 or jherbert@istavision.com.

ISTA and Bausch + Lomb and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ISTA’s stockholders with respect to the transactions contemplated by the merger agreement. Information regarding ISTA’s directors and executive officers is contained in ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011, its proxy statement dated November 1, 2011, and its Current Report on Form 8-K filed December 6, 2011, which are filed with the SEC. As of February 24, 2012, ISTA’s directors and officers beneficially owned approximately 5,481,128 shares, or 13.10%, of ISTA’s common stock. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the transaction will be included in the Proxy Statement.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this document regarding the proposed transaction between Bausch + Lomb and ISTA, the expected timetable for completing the transaction, benefits and synergies of the transaction, and any other statements about Bausch + Lomb or ISTA managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,”

“anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the ability to consummate the transaction, and the other factors described in ISTA’s Annual Report on Form 10-K for the year ended December 31, 2011. Bausch + Lomb and ISTA disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this document.

Contacts:

For ISTA Investor Relations:

Lauren Silvernail

949-788-5302 or lsilvernail@istavision.com

Jeanie Herbert

949-789-3159 or jherbert@istavision.com

For Bausch + Lomb Media Relations:

Adam Grossberg

(973) 360-6439 or adam.grossberg@bausch.com

Teresa Panas

(973) 360-6382 or Teresa.Panas@bausch.com